Proxy Voting Guidelines

March 1, 2017

The following pages describe the proxy voting guidelines espoused by Green Alpha Advisors, LLC (“Green Alpha Advisors” or “Green Alpha”). These guidelines are used as a reference source for voting securities, now and in the future, in investment strategies – including separately managed accounts –offered by Green Alpha Advisors.

These proxy voting guidelines define voting decisions in specific circumstances. In cases where these circumstances do not apply, or for proxy ballot issues not itemized within the guidelines, Green Alpha Advisors votes on a case-by-case basis.

Green Alpha Advisors changes these guidelines as and when necessary to adopt them to the evolving set of issues and governance practices addressed by corporate boards.

This document is organized into two parts. The first part addresses voting guidelines for management proposals. The second part concentrates on voting guidelines for proposals submitted by shareholders.

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Table of Contents

Part 1: Management Proposals	3
Board of Directors	3
Capital Structures	5
Changes to Corporate Structure	6
Takeover Defense Activity	7
Compensation & Incentive Plans	10
Other Management Proposals	15
Part 2: Shareholder Proposals	17
Board of Directors & Governance	17
Auditors	20
Takeover Defense Activity	20
Compensation & Incentive Plans	21
Corporate Influence	23
Environmental Issues	24
Human Rights, Labor, & Social Issues	25
Military Involvement	27
Other Shareholder Proposals	28

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Part 1: Management Proposals

Board of Directors

We seek boards that will effectively oversee management. We believe that diverse boards are a key component of effective oversight and governance.

Elect Directors

Withhold votes from all nominees if the board lacks an audit, compensation, or nominating committee.
Withhold votes from all male nominees if the board does not include at least two female directors; vote for female nominee(s), unless the female nominee(s) do not pass other Green Alpha director qualifications.
Withhold votes from all nominees if the board did not act to implement a policy requested by a shareholder proposal that received majority voting support in the prior two years.
Withhold votes from all nominees if the board adopted or renewed a poison pill without shareholder approval during the current or prior year.
Withhold votes from any non-independent or employee nominee who serves on the audit, compensation, or nominating committee.
Withhold votes from any non-independent nominee (excluding the CEO) if 50% or more of the directors are not independent.
Withhold votes from any nominee who serves on the compensation committee if ballot includes an equity incentive plan that does not exclude directors from eligibility.
Withhold votes from any nominee who serves on the compensation committee if named executive compensation is deemed to be excessive relative to revenues/net sales and earnings.
Withhold votes from any nominee who serves on the audit committee if the fees paid by the company for non-audit services in the prior fiscal year exceed 25% of the aggregate fees paid to the company’s outside auditor.
Withhold votes from any nominee who attended less than 75% of the board and committee meetings that they were scheduled to attend during the previous fiscal year.

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Approve Board Size

Vote against if the proposal reduces the board size and the company has cumulative voting.

Vote against if the proposed maximum board size is greater than 13 directors.
Vote against if the proposed minimum board size is less than 4 directors.

Give Board Authority to Set Board Size

Always vote against a management proposal to give the board the authority to set the size of the board as needed without shareholder approval.

Removal of Directors

Vote against if the proposal limits the removal of directors to cases where there is legal cause.
Vote against if the proposal would allow for the removal of directors without cause.

No Shareholder Approval to Fill Vacancy

Always vote against a management proposal to allow the directors to fill vacancies on the board without shareholder approval.

Approve Classified Board

Always vote against a management proposal to adopt a classified board.

Repeal Classified Board

Always vote for a management proposal to repeal classified board.

Adopt Director Liability Provision

Always vote against a management proposal to limit the liability of directors.

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Capital Structures

Increase Authorized Common Stock

Vote against if the increase is intended for a stock split

Vote against if the increase is an anti-takeover defense

Approve Common Stock Issuance

Vote against if the dilution represents more than 20 percent of current outstanding voting power before the stock issuance.
Vote against if the stock would be issued at a discount to the fair market value.
Vote against if the issued common stock has superior voting rights.

Approve Issuance or Exercise of Stock Warrants

Vote against if the warrants, when exercised, would exceed 20 percent of the outstanding voting power.

Authorize Preferred Stock

Vote against if the board has unlimited rights to set the terms and conditions of the shares.

Increase Authorized Preferred Stock

Vote against if the board has unlimited rights to set the terms and conditions of the shares.

Approve Issuance or Conversion of Preferred Stock

Vote against if the shares have voting rights superior to those of other shareholders.

Authorize Dual Class Stock

Vote against if the shares have inferior or superior voting rights.

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Increase Authorized Dual Class Stock

Vote against if it will allow the company to issue additional shares with superior voting rights

Approve Stock Split

Always vote against a management proposal to approve a stock split

Approve Reverse Stock Split

Vote against if the company does not intend to proportionally reduce the number of authorized shares.

Changes to Corporate Structure

Approve Merger/Acquisition

Given the multitude of factors that influence a merger/acquisition and the material financial impact that M&A activity may have on a client’s portfolio, we must vote mergers/acquisitions on a case-by-case basis. As with any vote on a client’s behalf, our first and foremost consideration is the vote’s financial materiality for our clients. Rationale behind a specific merger/acquisition vote is available upon request by any Green Alpha client.

Factors considered by the Investment Committee include, but are not limited to, the following:

●	Offer price versus Investment Committee’s valuation versus market price
●	Restrictions on or termination of share classes as a result of merger
●	Whether the clients’ shares will become subordinate as a result of the merger
●	Whether entity resulting from merger/acquisition will qualify as a Next Economy company

Vote against if the company's board did not obtain a fairness opinion from a professional third party.

Approve Reincorporation

Vote against if the proposal would reduce shareholder rights.

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Approve Leveraged Buyout

Vote against if the company's board did not obtain a fairness opinion from a professional third party.

Eliminate Cumulative Voting

Always vote against a management proposal to eliminate cumulative voting.

Adopt Cumulative Voting

Always vote for a management proposal to adopt cumulative voting.

Takeover Defense Activity

Adopt Poison Pill

Vote against if the company has a classified board.

Vote against if the poison pill does not have a "sunset" provision.

Vote against if the poison pill does not have a TIDE provision. (Three-Year Independent Director Evaluation.)

Vote against if the poison pill trigger is less than 20%.

Eliminate Special Meeting

Always vote against a management proposal to eliminate shareholders’ right to call a special meeting.

Limit Special Meeting

Always vote against a management proposal to limit shareholders’ right to call a special meeting.

Restore Special Meeting

Always vote for a management proposal to restore shareholders’ right to call a special meeting.

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Eliminate Written Consent

Always vote against a management proposal to eliminate shareholders’ right to act by written consent.

Limit Written Consent

Always vote against a management proposal to limit shareholders’ right to act by written consent.

Restore Written Consent

Always vote for a management proposal to restore shareholders’ right to act by written consent.

Adopt Supermajority Requirement

Always vote against a management proposal to establish a supermajority vote provision to approve merger or other business combination.

Amend Supermajority Requirement

Vote against if the amendment would increase the vote required to approve the transaction.

Vote against if the amendment increases the vote requirement above 50% of the outstanding shares.

Eliminate Supermajority Requirement

Always vote for a management proposal to eliminate a supermajority vote provision to approve merger or other business combination.

Adopt Supermajority Lock-In

Always vote against a management proposal to adopt supermajority vote requirements (lock-ins) to change certain bylaw or charter provisions.

Amend Supermajority Lock-In

Vote against if the changes would increase the vote requirement above 50% of the outstanding shares.

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Vote against if the changes would result in a complete Lock-In on all of the charter and bylaw provisions.

Eliminate Supermajority Lock-In

Always vote for a management proposal to eliminate supermajority vote requirements (lock-ins) to change certain bylaw or charter provisions.

Adopt Fair Price Provision

Always vote for a management proposal that establishes a fair price provision.

Repeal Fair Price Provision

Always vote against a management proposal to repeal a fair price provision.

Adopt Anti-Greenmail Provision

Always vote for a management proposal to limit the payment of greenmail.

Adopt Advance Notice Requirement

Always vote against a management proposal to adopt advance notice requirements.

Opt Out of State Takeover Law

Always vote against a management proposal seeking to opt out of a state takeover statutory provision.

Opt Into State Takeover Law

Always vote for a management proposal seeking to opt into a state takeover statutory provision.

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Compensation & Incentive Plans

Approve, on an Advisory Basis, Named Executive Officer Compensation

Vote against if named executive compensation is deemed to be excessive relative to revenues/net sales and earnings, or proxy materials are limited in scope and analysis.
Vote for if named executive compensation is reasonable given current company incentive programs and recent achievements.
Vote against if any non-independent director serves on compensation committee.

Recommend, on an Advisory Basis, the Frequency of the Stockholder Vote to Approve Executive Compensation

Always vote 1 year when frequency of stockholder vote to approve executive compensation is proposed.

Adopt Long-Term (Stock) Incentive Plan

Vote against if the plan dilution is more than 10%.
Vote against if the plan does not explicitly exclude non-employee directors from eligibility.
Vote against if the plan allows the plan administrators to reprice or replace underwater options.
Vote against if the plan allows non-qualified options to be priced at less than 80% of the fair market value on the grant date.
Vote against if the plan has a share replenishment feature (evergreen plan) – that is, it adds a specified number or percentage of outstanding shares for awards each year.
Vote against if the plan allows for multiple awards and does not set a limit on the number of shares that can be granted as award other than options.
Vote against if the plan permits the award of time-lapsing restricted stock that fully vest in less than 3 years.
Vote against if the proposed plan allows for the accelerated vesting of awards upon shareholder approval of a merger or similar business transaction.
Vote against if the proposed plan allows the plan administrator to provide loans to exercise awards.

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Vote against if the proposed plan allows the plan administrator to accelerate the vesting requirements of outstanding awards.
Vote against if the proposed plan allows the plan administrator to grant reloaded stock options.
Vote against if the company authorized the repricing or replacement of underwater options without shareholder approval within the past three years.
Vote against if the company does not expense stock options.
Vote against if the minimum vesting period for options granted under it is less than 3 years.

Amend Long-Term (Stock) Incentive Plan

Vote against if the amendment allows options to be priced at less than 80% fair market value on the grant date.
Vote against if the plan does not explicitly exclude non-employee directors from eligibility.
Vote against if the amendment allows the plan administrator to reprice or replace underwater options.

Vote against if the amendment extends post-retirement exercise period of outstanding options.
Vote against if the amendment enhances existing change-in-control features or adds change-in-control provisions to the plan.
Vote against if the amendment adds time-lapsing restricted stock awards that fully vest in less than 3 years.
Vote against if the amendment allows for multiple awards and does not set a limit on the number of shares that can be granted as awards other than options.

Add Shares to Long-Term (Stock) Incentive Plan

Vote against if the dilution is more than 10%.
Vote against if the plan does not explicitly exclude non-employee directors from eligibility.
Vote against if the plan allows the plan administrators to reprice or replace underwater options.
Vote against if the plan allows non-qualified options to be priced at less than 80% of the fair market value on the grant date.

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Vote against if the plan has a share replenishment feature (evergreen plan) – that is, it adds a specified number or percentage of outstanding shares for award each year.
Vote against if the plan does not set a limit on the number of shares that can be granted as awards other than options.
Vote against if the plan permits the award of time-lapsing restricted stock that fully vest in less than 3 years.
Vote against if the proposed plan allows for the accelerated vesting of awards upon shareholder approval of a merger or similar business transaction.
Vote against if the proposed plan allows the plan administrator to provide loans to exercise awards.
Vote against if the proposed plan allows the plan administrator to accelerate the vesting requirements of outstanding awards.
Vote against if the proposed plan allows the plan administrator to grant reloaded stock options.
Vote against if the company does not expense stock options.
Vote against if the minimum vesting period for options granted under it is less than 3 years.

Extend Term of Stock Incentive Plan

Vote against if the non-employee directors are eligible to receive awards under the plan.
Vote against if the compensation committee is not fully independent.
Vote against if the plan allows the plan administrators to reprice or replace underwater options.
Vote against if the plan allows non-qualified options to be priced at less than 80% of the fair market value on the grant date.
Vote against if the plan allows for multiple awards and does not set a limit on the number of shares that can be granted as awards other than options.
Vote against if the plan permits the award of time-lapsing restricted stock that fully vest in less than 3 years.
Vote against if the proposed plan allows for the accelerated vesting of awards upon shareholder approval of a merger or similar business transaction.
Vote against if the proposed plan allows the plan administrator to provide loans to exercise awards.

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Vote against if the proposed plan allows the plan administrator to accelerate the vesting requirements of outstanding awards.
Vote against if the proposed plan allows the plan administrator to grant reloaded stock options.
Vote against if the company authorized the repricing or replacement of underwater options without shareholder approval within the past three years.
Vote against if the company does not expense stock options.
Vote against if the minimum vesting period for options granted under it is less than 3 years.

Adopt Director Stock Incentive Plan

Always vote against a management proposal to adopt a stock incentive plan for non-employee directors.

Amend Director Stock Incentive Plan

Vote against if the amendment increases the size of the option awards.
Vote against if the amendment would make the plan an omnibus plan that authorizes 5 or more types of awards or gives the compensation committee discretion to issue a wide range of stock-based awards.

Vote against if the amendment would permit the granting of non-formula, discretionary awards.
Vote against if the amendment would provide an incentive to receive shares instead of cash.
Vote against if the amendment adds time-lapsing restricted stock awards that fully vest in less than 3 years.

Add Shares to Director Stock Incentive Plan

Always vote against a management proposal to add shares to a stock incentive plan for non-employee directors.

Adopt Director Stock Award Plan

Always vote against a management proposal to adopt a stock award plan for non-employee directors.

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Amend Director Stock Award Plan

Vote against if the amendment increases the award size.
Vote against if the amendment adds time-lapsing restricted stock that vest in less than 3 years.
Vote against if the amendment would permit the granting of non-formula, discretionary awards.
Vote against if the proposed amendment would include an incentive to receive shares instead of cash.

Add Shares to Director Stock Award Plan

Always vote against a management proposal to add shares to a stock award plan for non-employee directors.

Adopt Employee Stock Purchase Plan

Vote against if the proposed plan allows employees to purchase stock at less than 80% of the stock’s fair market value.
Vote against if the equity dilution is more than 10%.

Amend Employee Stock Purchase Plan

Vote against if the proposal allows employees to purchase stock at prices of less than 80% of the stock’s fair market value.

Add Shares to Employee Stock Purchase Plan

Vote against if the proposal allows employees to purchase stock at prices of less than 80% of the stock’s fair market value.

Approve Short Term (Bonus) Incentive Plan

Vote against if the maximum per-employee payout is not disclosed.
Vote against if the performance criteria is not disclosed.

Approve Savings Plan

Always vote for a management proposal to adopt a savings plan.

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Approve Option/Stock Awards

Vote against if the option/stock award is priced less than 80% of the fair market value on the grant date.
Vote against if the award is time-lapsing stock that fully vest in less than 3 years.
Vote against if the option/stock award is unrestricted shares.
Vote against if the option is not premium-priced or indexed, or does not vest based on future performance.

Adopt Deferred Compensation Plan

Vote against a management proposal to adopt a deferred compensation plan for non-employee directors.

Other Management Proposals

Ratify Selection of Auditors

Vote against if the non-audit, non-tax services (i.e., “other fees”) exceed 25% of total fees.

Approve Employment Agreements

Always vote for a management proposal to approve an employment agreement or contract.

Approve Non-Technical Charter Amendments

Vote against if an amendment would have the effect of reducing shareholders’ rights.

Approve Non-Technical Bylaw Amendments

Vote against if an amendment would have the effect of reducing shareholders’ rights.

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Part 2: Shareholder Proposals

Board of Directors & Governance

Adopt Confidential Voting

Always vote for a shareholder proposal asking the board to adopt confidential voting and independent tabulation of the proxy ballots.

Counting Shareholder Votes

Always vote for a shareholder proposal asking the company to refrain from counting abstentions and broker non-votes in vote tabulations.

No Discretionary Voting

Always vote for a shareholder proposal to eliminate the company’s discretion to vote unmarked proxy ballots.

Equal Access to the Proxy

Always vote for a shareholder proposal to provide equal access to the proxy materials for shareholders.

Improve Meeting Reports

Always vote for a shareholder proposal to improve annual meeting reports.

Board Inclusiveness

Always vote for a shareholder proposal asking the board to include more women and minorities as directors.

Increase Board Independence

Always vote for a shareholder proposal seeking to increase board independence.

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Minimum Stock Ownership by Directors

Always vote for a shareholder proposal to require minimum stock ownership by directors.

Allow Union/Employee Representatives on the Board

Always vote for a shareholder proposal that seeks to provide for union or employee representatives on the board of directors.

Directors' Role in Corporate Strategy

Always vote for a shareholder proposal seeking to increase disclosure regarding the board’s role in the development and monitoring of the company’s long-term strategic plan.

Increase Nominating Committee Independence

Always vote for a shareholder proposal to increase the independence of the nominating committee.

Increase Compensation Committee Independence

Always vote for a shareholder proposal to increase the independence of the compensation committee.

Increase Audit Committee Independence

Always vote for a shareholder proposal to increase the independence of the audit committee.

Increase Key Committee Independence

Always vote for a shareholder proposal to increase the independence of key committees.

Create Nominating Committee

Always vote for a shareholder proposal to create a nominating committee of the board.

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Create Shareholder Committee

Always vote for a shareholder proposal urging the creation of a shareholder committee.

Independent Board Chairman

Always vote for a shareholder proposal asking that the chairman of the board of directors be chosen from among the ranks of the non-employee directors.

Lead Director

Always vote for a shareholder proposal asking that a lead director be chosen from among the ranks of non-employee directors.

Adopt Cumulative Voting

Always vote for a shareholder proposal calling for the adoption of cumulative voting.

Require Nominee Statement in Proxy

Always vote for a shareholder proposal to require directors to place a statement of candidacy in the proxy statement.

Double Board Nominees

Always vote for a shareholder proposal to nominate two director candidates for each open board seat.

Director Liability

Always vote for a shareholder proposal to make directors liable for acts or omissions that constitute a breach of fiduciary care resulting from a director’s gross negligence and/or reckless or willful neglect.

Repeal Classified Board

Always vote for a shareholder proposal to repeal a classified board.

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Auditors

Shareholder Approval of Auditors

Always vote for a shareholder proposal calling for stockholder ratification of auditors.

Auditors Must Attend Annual Meeting

Always vote for a shareholder proposal calling for the auditors to attend the annual meeting.

Limit Consulting by Auditors

Always vote for a shareholder proposal calling for limiting consulting by auditors.

Takeover Defense Activity

Redeem or Vote on Poison Pill

Always vote for a shareholder proposal asking the board to redeem or to allow shareholders to vote on a poison pill shareholder rights plan.

Eliminate Supermajority Provision

Always vote for a shareholder proposal that seeks to eliminate supermajority provisions.

Reduce Supermajority Provision

Always vote for a shareholder proposal that seeks to reduce supermajority provisions.

Restore Right to Call a Special Meeting

Always vote for a shareholder proposal to restore shareholders’ right to call a special meeting.

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Restore Right to Act by Written Consent

Always vote for a shareholder proposal to restore shareholders’ right to act by written consent.

Prohibit Targeted Share Placement

Always vote for a shareholder proposal to limit the board’s discretion to issue targeted share placements or to require shareholder approval before such block placements can be made.

Opt Out of State Takeover Statute

Always vote for a shareholder proposal seeking to force the company to opt out of a state takeover statutory provision.

Reincorporation

Vote against if the new state has stronger anti-takeover provisions.

Adopt Anti-Greenmail Provision

Always vote for a shareholder proposal to limit greenmail payments.

Compensation & Incentive Plans

Restrict Executive Compensation

Vote against if the proposal limits executive pay without linking compensation to financial performance.

Disclose Executive Compensation

Always vote for a shareholder proposal to enhance the disclosure of executive compensation.

Restrict Director Compensation

Always vote for a shareholder proposal to restrict director compensation.

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Pay Directors in Stock

Vote against if the resolution would require directors to receive their entire compensation in the form of company stock.

Approve Executive Compensation

Always vote for a shareholder proposal calling for shareholder votes on executive pay.

Restrict Director Pensions

Always vote for a shareholder proposal calling for the termination of director retirement plans.

Review/Report on/Link Executive Pay to Social Performance

Always vote for a shareholder proposal that asks management to review, report on and/or link executive compensation to non-financial criteria, particularly social criteria.

No Repricing of Underwater Options

Always vote for a shareholder proposal seeking shareholder approval to reprice or replace underwater stock options.

Golden Parachutes

Always vote for a shareholder proposal calling for a ban on excessive golden parachutes. Always vote for a shareholder proposal calling for a shareholder vote on future golden parachutes.

Award Performance-Based Stock Options

Always vote for a shareholder proposal seeking to award performance-based stock options.

Expense Stock Options

Always vote for a shareholder proposal establishing a policy of expensing the costs of all future stock options issued by the company in the company’s annual income statement.

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Create Compensation Committee

Always vote for a shareholder proposal to create a compensation committee.

Hire Independent Compensation Consultant

Always vote for a shareholder proposal to require that the compensation committee hire its own independent compensation consultants-separate from the compensation consultants working with corporate management-to assist with executive compensation issues.

Corporate Influence

Review Charitable Giving Policy

Vote against if the company has a well-managed program or the proposal will be unduly burdensome.

Review Political Spending

Always vote for a shareholder proposal that asks the company to increase disclosure of political spending and activities.

Disclose Prior Government Service

Always vote for a shareholder proposal requesting disclosure of company executives' prior government service.

Affirm Political Nonpartisanship

Always vote for a shareholder proposal requesting affirmation of political nonpartisanship.

Environmental Issues

Review Nuclear Facility/Waste

Always vote for a shareholder proposal that asks the company to review or report on nuclear facilities or nuclear waste.

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Review Energy Efficiency & Renewables

Always vote for a shareholder proposal that asks the company to review its reliance on nuclear and fossil fuels, its development or use of solar and wind power, or its energy efficiency.

Endorse Ceres Principles

Always vote for a shareholder proposal that asks management to endorse the Ceres principles.

Control Generation of Pollutants

Always vote for a shareholder proposal that asks the company to control generation of pollutant(s).

Report on Environmental Impact or Plans

Always vote for a shareholder proposal that asks the company to report on its environmental impact or plans.

Report or Take Action on Climate Change

Always vote for a shareholder proposal that asks management to report or take action on climate change.

Review Genetic Engineering

Always vote for a shareholder proposal that asks management to report on or label bioengineered products.

Preserve/Report on Natural Habitat

Always vote for a shareholder proposal that asks the company to preserve natural habitat.

Report on Sustainability

Always vote for a shareholder proposal requesting reports on sustainability.

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Human Rights, Labor, & Social Issues

Develop/Report on Human Rights Policy

Always vote for a shareholder proposal that asks the company to develop or report on human rights policies.

Review Operations' Impact on Local Groups

Always vote for a shareholder proposal that asks the company to review its operations’ impact on local groups.

China-No Use of Forced Labor

Always vote for a shareholder proposal that asks management to certify that company operations are free of forced labor.

China-Adopt Code of Conduct

Always vote for a shareholder proposal that asks management to implement and/or increase activity on each of the principles of the U.S. Business Principles for Human Rights of Workers in China.

Report on EEOP

Always vote for a shareholder proposal that asks management to report on the company's affirmative action policies and programs, including releasing its EEO-1 forms and providing statistical data on specific positions within the company.

Drop Sexual Orientation from EEOP

Always vote against a shareholder proposal that asks management to drop sexual orientation from EEO policy.

Adopt Sexual Orientation Anti-Bias Policy

Always vote for a shareholder proposal that asks management to adopt a sexual orientation non-discrimination policy.

Review Foreign Work Force Conditions

Always vote for a shareholder proposal that asks management to report on or review foreign operations.

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Adopt Standards for Foreign Operations

Always vote for a shareholder proposal that asks management to adopt standards for Mexican operations.

Review or Implement MacBride Principles

Always vote for a shareholder proposal that asks management to review or implement the MacBride principles.

Urge MacBride on Contractor/Franchisee

Always vote for a shareholder proposal that asks the company to encourage its contractors and franchisees to implement the MacBride principles.

Review Global Labor Practices

Always vote for a shareholder proposal that asks management to report on or review its global labor practices or those of their contractors.

Monitor/Adopt ILO Conventions

Always vote for a shareholder proposal that asks management to adopt, implement or enforce a global workplace code of conduct based on the International Labor Organization's (ILO) core labor conventions.

Military Involvement

Review Foreign Military Sales

Always vote for a shareholder proposal that asks management to report on the company’s foreign military sales or foreign offset activities.

Review Military Contracting Criteria

Always vote for a shareholder proposal that asks management to develop social, economic and ethical criteria that the company could use to determine the acceptability of military contracts and to govern the execution of the contracts.

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Review Economic Conversion

Always vote for a shareholder proposal that asks management to create a plan for converting the company’s facilities that are dependent on defense contracts toward production for commercial markets.

Review Space Weapons

Always vote for a shareholder proposal that asks management to report on the company’s government contracts for the development of ballistic missile defense technologies and related space systems.

Limit or End Nuclear Weapons Production

Always vote for a shareholder proposal that asks management to limit or end nuclear weapons production.

Review Nuclear Weapons Production

Always vote for a shareholder proposal that asks management to review nuclear weapons production.

Other Shareholder Proposals

Review Developing Country Debt

Always vote for a shareholder proposal asking the company to review its developing country debt and lending criteria and to report to shareholders on its findings.

Review Social Impact of Financial Ventures

Always vote for a shareholder proposal that requests a company to assess the environmental, public health, human rights, labor rights or other socioeconomic impacts of its credit decisions.

Review Fair Lending Policy

Always vote for a shareholder proposal requesting reports and/or reviews of plans and/or policies on fair lending practices.

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Review Plant Closings

Always vote for a shareholder proposal that asks the company to establish committees to consider issues related to facilities closure and relocation of work.

Review or Promote Animal Welfare

Always vote for a shareholder proposal that asks management to review or promote animal welfare.

Review Drug Pricing or Distribution

Always vote for a shareholder proposal that asks the company to report or take action on pharmaceutical drug pricing or distribution.

Restore Preemptive Rights

Always vote for a shareholder proposal to restore preemptive rights.

Study Sale or Spin-Off

Always vote for a shareholder proposal asking the company to study sales, spin-offs or other strategic alternatives.